POLICY ADMINISTRATION AND DATA PROCESSING
                                 SERVICES AGREEMENT


     American Capitol Insurance Company, hereinafter referred to as Administrator, and South Texas Bankers Life Insurance Company, hereinafter referred to as Client, agree as follows:

     During the term of this agreement ("Agreement"), Administrator will perform for Client in respect to Client's policies the policy administration and data processing services hereinafter designated in this Agreement and exhibits attached hereto and made a part hereof for all purposes. The policies that are the subject of this Agreement consist of all of Client's inforce policies as of, and from the date of, June 1, 1996.

     Administrator and Client acknowledge and confirm that Client is a wholly owned subsidiary of World Service Life Insurance Company of America ("World Service"); that World Service and Administrator have entered into an administration agreement similar to this Agreement in respect to World Service's policies ("World Service Administration Agreement") (except that Client does not engage in marketing of new policies and therefore no marketing and underwriting guidelines or services are involved in the case of this Agreement); that, in addition, Administrator entered into a coinsurance agreement ("Coinsurance Agreement") with World Service covering its policies in force which has a provision for monthly settlement which includes the fees and expenses payable by World Service to Administrator (for services pursuant to the World Service Administrative Agreement) as a part of the monthly settlement pursuant to the Coinsurance Agreement; that World Service is in the process of assuming all of Client's policies, subject to required approval by regulatory authorities, following which Client is to be dissolved and liquidated into World Service; that, upon consummation of such assumption, the policies that are the subject of this Agreement will become a part of World Service's policies and thereby become subject to the World Service Administration Agreement (as well as the aforesaid Coinsurance Agreement, and which are being treated on an interim basis as though the subject policies are a part of World Service's policies for purposes of the Coinsurance Agreement); that this Agreement is intended to have the effect on the parties hereto as though the subject policies were included in the World Service Administration Agreement; that the fees and expenses payable by Client to Administrator pursuant to this Agreement will be accounted for in the settlement between World Service and Administrator in the monthly settlement pursuant to the Coinsurance Agreement; that Administrator is authorized to commingle the premiums received in respect to the subject policies with the premiums received in respect to the World Service policies; and that World Service is accountable to Client for settling the financial interests between Client and World Service that are involved in the aforementioned monthly settlement.

     Client shall designate the person or persons to whom Administrator will report. Client will keep Administrator informed of its corporate policy or changes in policy to enable Administrator to carry out the subject services for Client in an efficient manner. Client shall appoint one or more of Administrator's officers as its attorney-in-fact to act for Client

                          Page 1 of 9 (including Exhibits)
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     in performing routine functions in the course of administering Client's policies and performing data processing services as called for by this Agreement. At any time during the term of this Agreement, Administrator may enter into a consulting agreement with one or more employees of Client to provide consulting services to Administrator regarding the administration of the subject policies and the related marketing operation, and Administrator shall be solely responsible for fees relating thereto.

     Administrator shall safeguard all data and information relating to Client's business to the same extent that Administrator safeguards such data and information relating to its own business, provided, however, if such data or information is available to the general public, is known or in the possession of Administrator prior to the date of this Agreement, or is known or in the possession of Administrator prior to actual receipt by Administrator of such information or data from client or is rightfully obtained from third parties, Administrator shall bear no responsibility for its disclosure, inadvertently or otherwise.

     Client agrees that all systems, including data processing programs, discs, tapes, documentations, manuals, specifications, ideas, applications, routines, formulas, and techniques relating to the subject services furnished, owned, licensed or developed by Administrator shall and may be used by Administrator during the term of this Agreement and at any time thereafter and shall be and remain the sole property of Administrator. If Client furnished Administrator with any system related to its business, said system shall remain the sole property of Administrator, and Administrator may use such system or any other system to administer the subject policies.

     Administrator acknowledges that it received the policy files and related documents and data in respect to the subject policies from Client and has been administering same since June 1, 1996.

     In the event of termination of this Agreement, Administrator may, at its option, retain any property or data in its possession that belongs to Client until all sums due Administrator pursuant to this Agreement are paid, including such additional charges as may be determined by Administrator and Client to be reasonable and necessary to effect an orderly termination of the work and services then being performed by Administrator and to assure and protect the orderly and timely perpetuation of the Client's business as affected by such work and services. Upon termination of this Agreement, Client shall instruct Administrator in writing as to the disposition of all such property or data within ninety (90) days.

     Administrator shall use due care and diligence in performing the work and services to be performed hereunder and agrees that it will correct any errors which are caused solely by Administrator, its authorized agents, employees, programs, or data processing equipment and machines, and its liability for such errors shall be limited to the correction of same within a reasonable time as full compensation for any and all damages which may result from such error or errors and in any event, the liability of Administrator to Client or any other party for any and all losses or damages directly or indirectly arising out of this Agreement or the performance hereof, shall not exceed the performance of the particular task which gives rise to such loss or damages and such amount shall

                          Page 2 of 9 (including Exhibits)
     constitute an agreed amount of liquidated damages for such losses and damages. The parties recognize the liability that Administrator has in respect to the subject policies in its capacity as Reinsurer under the Reinsurance Agreement and, except as hereinabove stated, Administrator shall not incur any additional liability by virtue of its role and responsibilities as Administrator pursuant to this Agreement.

     Client warrants that it is duly authorized to enter into this Agreement and that Administrator has in no way caused or induced Client to breach any contracted obligation and Client agrees to indemnify and hold harmless Administrator from any claim or claims. Notwithstanding the foregoing, this Agreement is subject to the approval of the Texas Department of Insurance.

     This Agreement and the exhibits attached hereto or made a part hereof constitute the entire agreement of the parties on the subject of policy administration and data processing services. Any modifications or amendments must be in writing signed by both parties.

     The parties hereto expressly agree that each will comply with all applicable federal, state and local laws, the violation of which may adversely affect the performance of this Agreement.

     Client agrees that in the event of default in any of the covenants or agreements contained herein or in payment of the charges provided herein and in exhibit or exhibits attached hereto or made a part hereof, that it will pay all costs and expenses of enforcement or collection, including reasonable attorney's fees, which may arise or accrue.

     This Agreement may not be terminated by either party during the existence of the Coinsurance Agreement, and shall automatically terminate when the Coinsurance Agreement terminates, unless the parties agree otherwise in writing.

     This Agreement is effective as of June 1, 1996.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and legal representatives, and shall not be assigned by either party without the prior written consent of the other party.

     This Agreement shall be construed under the Laws of the State of Texas and should any portion be invalid or unenforceable, for any reason, it shall not affect the remainder of this Agreement which shall be valid and binding. This Agreement is entered into and is performable in Harris County, Texas.

          IN WITNESS WHEREOF, the parties execute and deliver this Agreement.

     American Capitol Insurance Company, Administrator

     By: /s/William F. Guest, Chairman

     South Texas Bankers Life Insurance Company, Client

     By: /s/Jack G. Heffington, Vice Chairman

                          Page 3 of 9 (including Exhibits)
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                                     EXHIBIT A

                                     MANAGEMENT


     The Client's responsibility shall be:

     1. To provide from its Board of Directors or an Officer instructions regarding its corporate policy, products, growth and general operations of the Company and such other instructions as are called for herein. To select one or more officers of the Client to whom the Administrator is to report and from whom the Administrator is to receive instructions. To designate and appoint not less than two officers of Administrator to act as Client's attorney-in-fact to perform in Client's place and stead the routine policy transactions, such as policy issuance and claims payments and such other functions as the parties may deem appropriate.

     2. To provide financial interface and receive the financial reports from Administrator.

     3. To provide marketing interface and receive the marketing reports from Administrator.

     The Administrator's responsibilities shall be:

     1. To perform the subject services in keeping with corporate policy of the Client as communicated by the Client to Administrator.

     2. To provide financial information relating to the subject policies sufficient to enable Client to complete requirements of the various state insurance departments, file premium tax, advertising and miscellaneous reporting forms as required by the states.

                                   CLAIMS SERVICE

     The Client's responsibilities shall be:

     To inform Administrator of its claims-paying policies and guidelines respecting routine claims processing. To issue instructions to Administrator in respect to claims that are other than routine or in respect to which Administrator requests instructions. To inform Administrator of all notices of claims when notice thereof is not sent directly to Administrator.

     The Administrator's responsibility shall be:

     To verify and pay all claims in accordance with Client's policies, guidelines and, when applicable, instructions.

                                POLICYHOLDER SERVICE

     The Client's Responsibilities shall be:

     To inform Administrator of its policies and guidelines respecting routine policyholder service. To issue instructions to Administrator in respect to policyholder service matters that are other than routine or in respect to which Administrator requests instructions. To inform Administrator of

                          Page 4 of 9 (including Exhibits)
     all communication received from policyholders when such communication is not received directly by Administrator.

     The Administrator's Responsibility shall be:

     To answer and process all inquiries received, including cash surrenders, policy loans, reinstatement requests and policy changes, in keeping with Client's guidelines.

                                 BILLING/COLLECTION


     The Client's responsibility shall be: None, except to remit to Administrator promptly any premiums or other payments in respect to the subject policies received by the Client.

     The Administrator's responsibilities:

     To provide billing notices either through pre-authorized check or direct bills for modal premiums when due. To provide late notices and lapse notices in the event mode premiums are not received when due. To collect and deposit in the Client's account all premiums received and reconcile on a daily basis premium collections and deposits. In this regard, the Client hereby authorizes the Administrator to establish one or more bank accounts in the name of the Client in respect to which the Administrator's officers are hereby authorized to sign and transact business in the same manner that it operates banking accounts in its own name. The Client will provide in a timely manner appropriate resolutions by its Board of Directors and certifications by its officers to facilitate the above.

                                     INVESTMENTS

     The Client's responsibility shall be:

     The Client as the Company in the Reinsurance Agreement is solely responsible for the assets covering its share of policy liabilities as set forth in the Reinsurance Agreement and the Client shall be solely responsible for the investments relating to such assets, as well as its other assets.

     The Administrator's responsibility shall be:

     The Administrator as the Reinsurer in the Reinsurance Agreement is solely responsible for the assets covering its share of policy liabilities as set forth in the Reinsurance Agreement and the Administrator shall be solely responsible for the investments relating to such assets, as well as its other assets.

                                      ACTUARIAL

     The Client's responsibility shall be:

     To be responsible for its share of the costs of actuarial services selected by Administrator as set forth below. Client shall be solely responsible for any actuarial services that it may require for matters not

                          Page 5 of 9 (including Exhibits)
     related to the subject policies or any actuarial services that are for the exclusive benefit of the Client.

     The Administrator's responsibility shall be:

     To select a qualified actuary to perform all actuarial work, reviews and certifications required in respect to the subject policies for the benefit of the Client and Administrator in their roles as the Company and the Reinsurer, respectively, in the Reinsurance Agreement. The costs thereof shall be borne by the Company and the Reinsurer as a part of the monthly accounting as provided in the Reinsurance Agreement, except that in any instance in which such actuarial services are performed for the exclusive benefit of either the Company or the Reinsurer, as the case may be, such party shall bear the entire cost of the subject services.

               ACCOUNTING, TAXES, REPORTING AND REGULATORY COMPLIANCE

     The Client's responsibility shall be:

     To inform Administrator of the Officer to whom Administrator is to report and to inform Administrator of any specific format required to interface with Company in respect to accounting procedures, taxes and tax reporting, financial reporting and regulatory compliance. Client shall be solely responsible for its accounting functions, taxes and tax reporting, financial reporting and regulatory compliance.

     The Administrator's responsibility shall be:

     To provide sufficient policy data and information to Client to enable client to record all accounting entries on Client's books to properly account for all transactions implemented by Administrator in respect to the subject policies.

                                   COMMISSIONS

     The Client's responsibility shall be:

     Subject to the provisions and limitations in the Reinsurance Agreement, to make all commission and other compensation arrangements with its agents.

     The Administrator's responsibility shall be:

     To prepare agent commission statements and disburse funds to agents based on the results of the commission statements.

                                  POLICY DIVIDENDS

     The Client's responsibility shall be:

     To determine and declare all dividends to be paid in respect to the subject policies and to instruct Administrator accordingly.

     The Administrator's responsibility shall be:

     To pay or otherwise credit dividends to the subject policies in accordance with Client's instructions. The Administrator shall be entitled to rely

                          Page 6 of 9 (including Exhibits)
     upon and implement the dividend scales and practices of the Client that exist as of the Effective Date of this Agreement and continuing thereafter until changed in writing by the Client. When changed in writing by the Client, the Administrator shall implement the change or changes in respect thereto until a subsequent change in writing by the Client.




















































                          Page 7 of 9 (including Exhibits)
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                                      EXHIBIT B

                              DATA PROCESSING SERVICES


     The Client's responsibility shall be:

     To furnish data to Administrator in a timely manner where data is not directly received by Administrator.

     The Administrator's responsibilities shall be:

     To provide all data processing services necessary to the normal administration of the subject policies as called for by this Agreement.











































                          Page 8 of 9 (including Exhibits)
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                                      Exhibit C

                                        FEES


     Client will be charged monthly according to the following schedule. Said charges will be allocated between Client and Administrator in their respective capacities as Company and Reinsurer as part of the monthly accounting as set forth in the Reinsurance Agreement.


     Maintenance
          Monthly Fee Per Policy
     Policy Status                         In Force (Beginning of Month)

     Premium Paying ............................. $2.19
     Fully Paid Up  .............................  1.36
     Reduced Paid Up.............................   .84


     Policy Issue

     Fee per policy issued...................... $35.00


     Inflation

     On each anniversary of the Effective Date of this Agreement, the per policy fees will increase 3% (compounded).


     Direct Expenses of Client

     The Client will be solely responsible for actual costs incurred in marketing new business and for fees of attorneys, accountants, tax advisers and other consultants or professionals, if any (unless specifically otherwise provided for elsewhere in this Agreement). Client will also be solely responsible for any fees incurred by Administrator to obtain and maintain a Third Party Administrator's license (if such license is required).
















                          Page 9 of 9 (including Exhibits)